UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Clearwire Corporation

(Name of Registrant as Specified in Its Charter)

Crest Financial Limited

Crest Investment Company

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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SPECIAL MEETING OF STOCKHOLDERS

OF

CLEARWIRE CORPORATION

SUPPLEMENT NO. 3

TO THE

PROXY STATEMENT

OF

CREST FINANCIAL LIMITED

AND

CREST INVESTMENT COMPANY

NOTICE OF WITHDRAWAL OF PROXY SOLICITATION

This is a supplement (this “Supplement No. 3”) to the Proxy Statement (the “Proxy Statement”) first sent or given to stockholders of Clearwire Corporation (“Clearwire”) on or about May 6, 2013, the Supplement (“Supplement No. 1”) first sent or given to the stockholders of Clearwire on or about May 24, 2013 and the Supplement (“Supplement No. 2” and, together with Supplement No. 1 and Supplement No. 3, the “Supplements”) first sent or given to the stockholders of Clearwire on or about June 17, 2013 by Crest Financial Limited, a Texas limited partnership (“CFL”), and Crest Investment Company, a Texas corporation (“CIC” and, together with CFL, “Crest”), for use at the special meeting of stockholders of Clearwire originally scheduled to be held on May 21, 2013, reconvened to be held on May 31, 2013, on June 13, 2013 and on June 24, 2013, and currently scheduled to be reconvened on July 8, 2013, at 10:30 a.m., Pacific Daylight Time, at the Highland Community Center, 14224 Bel-Red Road, Bellevue, Washington 98007, and at any continuation, adjournment or postponement thereof (the “Special Meeting”), related to the proposed merger (the “Proposed Sprint-Clearwire Merger”) of Clearwire with Sprint Nextel Corporation (“Sprint”).

This Supplement No. 3 has been filed with the Securities and Exchange Commission (“SEC”) because on June 20, 2013, the parties entered into a Third Amendment (the “Third Amendment”) to the Agreement and Plan of Merger, dated as of December 17, 2012, and amended as of April 18, 2013 and May 21, 2013, by and among Sprint, Collie Acquisition Corp., a wholly-owned subsidiary of Sprint, and Clearwire (as amended from time to time, including as amended by the Third Amendment, the “Merger Agreement”). Pursuant to the Third Amendment, the proposed merger consideration payable to the holders of Class A Common Stock of Clearwire was increased from $3.40 per share to $5.00 per share (the “Revised Merger Consideration”). In connection with the Third Amendment, the board of directors of Clearwire (the “Clearwire Board”) reinstated its recommendation to the Clearwire stockholders to vote in favor of each of the Clearwire Special Meeting Proposals, and Sprint entered into various voting and sale agreements (the “Stockholder Voting and Sale Agreements”) with certain stockholders of Clearwire. Thereafter, on June 26, 2013, DISH Network Corporation (“DISH”) withdrew its tender offer to acquire all outstanding shares of Class A common stock of Clearwire (the “DISH Tender Offer”). On June 28, 2013, CFL filed a motion to dismiss without prejudice its class action styled Crest Financial Ltd. v. Sprint Nextel Corp. et al., C.A. 8099-CS (the “Delaware Litigation”) in the Court of Chancery of the State of Delaware, and the motion was granted on the same day.

On July 2, 2013, CFL, DTN LNG, LLC, DTN Investments, LLC, Mr. John M. Howland, Mr. Eric E. Stoerr, the Halim Daniel 2012 Trust, Mr. Halim Daniel and Uniteg Holding SA (collectively, the “Crest Stockholders”) and, for limited purposes, CIC, the Jamal and Rania Daniel Revocable Trust, Mr. Jamal Daniel, Mrs. Rania Daniel, the Daria Daniel 2003 Trust, the Thalia Daniel 2003 Trust, the Naia Daniel 2003 Trust, Mr. Michael Wheaton, solely in his capacity as trustee of the Halim Daniel 2012 Trust, and Crest Switzerland LLC (collectively, the “13D Parties”) entered into a voting and sale agreement with Sprint and, for limited purposes, Starburst II, Inc. (“Starburst”) and Clearwire (the “Voting and Sale Agreement”). Pursuant to the Voting and Sale Agreement, each of the Crest Stockholders has agreed to vote its shares of Class A Common Stock in support of the Proposed Sprint-Clearwire Merger, as described under “Voting and Sale Agreement” beginning on page 2 of this Supplement No. 3.

IN LIGHT OF THE FOREGOING CIRCUMSTANCES, CREST HEREBY WITHDRAWS ITS SOLICITATION OF PROXIES IN OPPOSITION OF THE PROPOSED SPRINT-CLEARWIRE MERGER AND URGES YOU TO VOTE “FOR” THE CLEARWIRE SPECIAL MEETING PROPOSALS.

All references herein to the Clearwire Proxy Statement shall be deemed to be references to the Clearwire Proxy Statement, as supplemented by the supplement to the Clearwire Proxy Statement dated May 22, 2013, the supplement to the Clearwire Proxy Statement dated May 28, 2013, the supplement to the Clearwire Proxy Statement dated June 13, 2013, the supplement to the Clearwire Proxy Statement dated June 25, 2013 and any supplements thereafter.

You should carefully read the entire Proxy Statement, as supplemented by the Supplements, to fully understand the Proposed Sprint-Clearwire Merger and the related Clearwire Special Meeting Proposals. The information contained in this Supplement No. 3 replaces and supersedes any inconsistent information set forth in the Proxy Statement and the previous Supplements.

This Supplement No. 3 is dated July 3, 2013 and was filed with the SEC on July 3, 2013. On July 3, 2013, Crest sent a letter to the stockholders of Clearwire informing them of Crest’s withdrawal of its solicitation of proxies. A copy of the letter was filed by Crest on July 3, 2013 and reads as follows:

CREST FINANCIAL LIMITED

JPMorgan Chase Tower

600 Travis, Suite 6800

Houston, Texas 77002

July 3, 2013

Dear Fellow Clearwire Stockholders,

Crest Financial Ltd (“Crest”) writes one final time with respect to Clearwire Corporation (“Clearwire”) and its proposed merger transaction with Sprint Nextel Corporation (“Sprint”). As you know, recently Sprint raised the price it will pay in the merger to $5 per share. As we are now satisfied with these terms, which represents a 68% increase to the initial merger consideration of $2.97, we have agreed with Sprint and Clearwire to cease opposition to the transaction and to vote in favor of the merger.

We are proud of our campaign and stand by our analysis. At the same time, with this favorable resolution, we withdraw any statements made in the heat of battle that may be construed as disparaging to Clearwire, Sprint, their directors and officers, or any other participants in this hard fought contest.

Thank you to all who took the time to meet with us by phone or in person and listened to our views on the proposed transaction. Congratulations to all Clearwire stockholders.

Sincerely yours,

/s/ David K. Schumacher

David K. Schumacher

General Counsel

Crest Financial Limited

*************************************************************************************

About Crest Financial Limited

Crest Financial Limited (“Crest”) is a limited partnership under the laws of the State of Texas. Its principal business is investing in securities.

Important Legal Information

In connection with the proposed merger of Clearwire Corporation (“Clearwire”) with Sprint Nextel Corporation (the “Proposed Sprint Merger”), Crest and other persons (the “Participants”) have filed a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”). On July 3, 2013, the Participants filed a supplement to the proxy statement with the SEC, withdrawing its proxy solicitation against the Proposed Sprint Merger. SECURITYHOLDERS OF CLEARWIRE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE SUPPLEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS, CLEARWIRE AND THE PROPOSED SPRINT MERGER. The definitive proxy statement, the supplement and all other proxy materials filed with the SEC are available at no charge on the SEC’s website at http://www.sec.gov. In addition, the definitive proxy statement and the supplement are also available at no charge on the website of the Participants’ proxy solicitor at http://www.dfking.com/clwr.

Forward-looking Statements

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

VOTING AND SALE AGREEMENT

The following describes the material provisions of the Voting and Sale Agreement, which is attached as Exhibit 3 to the Statement on Schedule 13D, filed by the Crest Stockholders and the 13D Parties on July 3, 2013, and which is incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the Voting and Sale Agreement that is important to you. We encourage you to read carefully the Voting and Sale Agreement in its entirety before making any decisions.

On July 2, 2013, the Crest Stockholders and, for limited purposes, the 13D Parties entered into the Voting and Sale Agreement with Sprint and, for limited purposes, Starburst and Clearwire. Pursuant to the Voting and Sale Agreement, the Crest Stockholders have agreed, at any annual, special or other meeting of the stockholders of Clearwire called for the purpose of voting on the adoption of the Merger Agreement, to vote in favor of, among other things, (i) adopting the Merger Agreement; (ii) the matters to be voted upon by Clearwire’s stockholders pursuant to the Note Purchase Agreement and (iii) any proposal to adjourn or postpone the stockholders’ meeting held to adopt the Merger Agreement.

In addition, unless the effective time of the Proposed Sprint-Clearwire Merger has previously occurred, upon the earlier of October 15, 2013 and the termination of the Merger Agreement pursuant to its terms, Sprint will promptly deliver a notice thereof to the Crest Stockholders (the “Termination Notice”). Upon the earlier of October 15, 2013 and the receipt of the Termination Notice, Sprint and the Crest Stockholders shall consummate the purchase by Sprint of all of the shares of Class A Common Stock owned by the Crest Stockholders as of July 2, 2013 and, in Sprint’s sole discretion, all or any portion of any additional shares of Class A Common Stock then beneficially owned by the Crest Stockholders, at a cash sale price per share equal to the greatest of (i) the Merger Consideration, (ii) the highest price per share of Class A Common Stock paid or to be paid in the Merger (or in any similar merger, consolidation or similar transaction involving Sprint or one or more of its affiliates and Clearwire that is consummated or entered into prior to October 15, 2013 or the date of delivery of a Termination Notice) and (iii) $5.00, without interest.

The Voting and Sale Agreement will terminate upon the earliest to occur of the following: (i) the effective time of the Proposed Sprint-Clearwire Merger, (ii) the consummation of all of the sales of shares of Class A Common Stock contemplated by the Voting and Sale Agreement and (iii) the written agreement of Sprint, each of the Crest Stockholders and each of the 13D Parties. The Crest Stockholders have agreed that they will not transfer the shares of Class A Common Stock owned by them until the termination of the Voting and Sale Agreement, subject to certain exceptions. The Crest Stockholders have also agreed, within two business days, to submit requests to their brokers to withdraw any outstanding demands for appraisal under Delaware law with respect to the Proposed Sprint-Clearwire Merger and not exercise or attempt to exercise any rights under Section 262 of the Delaware General Corporation Law.

Pursuant to the terms of the Voting and Sale Agreement, if the sale under the Voting and Sale Agreement occurs and at any time prior to the one-year anniversary of the consummation of such sale, Sprint or any of its affiliates acquires all, but not less than all, of the outstanding shares of Common Stock not held by Sprint or any of its affiliates, whether by merger, tender offer, purchase or other similar transaction at a price per share of Common Stock in excess of the price paid in the sale under the Voting and Sale Agreement, then Sprint shall pay to the Crest Stockholders, for each share of Common Stock purchased, the difference between the price per share of Common Stock paid in the sale under the Voting and Sale Agreement and the price per share of Common Stock paid in the subsequent transaction.

Pursuant to the terms of the Voting and Sale Agreement, Sprint, Clearwire and Starburst, subject to certain exceptions, agreed to forever fully, unconditionally and irrevocably release, waive and forever discharge, and not sue, the Crest

Stockholders, the 13D Parties and their respective controlling persons, officers, directors, stockholders, agents, affiliates, subsidiaries, employees, attorneys, advisors, spouses, children, lineal descendants, heirs, and assigns, past, present and future (collectively, the “Crest Released Persons”) from any and all claims based on any event, fact, act, omission or failure to act by any Crest Released Person, whether known or unknown, occurring or existing prior the execution of the Voting and Sale Agreement, and arising out of or related to the Proposed Sprint-Clearwire Merger or the Merger Agreement and the Note Purchase Agreement and the transactions contemplated thereby or the matters referenced in the complaints or other pleadings filed in the Court of Chancery of the State of Delaware in the Delaware Litigation. In addition, the Crest Stockholders and the 13D Parties, subject to certain exceptions, agreed to forever fully, unconditionally and irrevocably release, waive and forever discharge, and not sue, Sprint, Clearwire, Starburst and their respective controlling persons, officers, directors, stockholders, agents, affiliates, subsidiaries, employees, attorneys, advisors and assigns, past, present and future (collectively, the “Company Released Persons”) from any and all claims based on any event, fact, act, omission or failure to act by any Company Released Person, whether known or unknown, occurring or existing prior the execution of the Voting and Sale Agreement, and arising out of or related to the Proposed Sprint-Clearwire Merger or the Merger Agreement and the Note Purchase Agreement and the transactions contemplated thereby or the matters referenced in the complaints or other pleadings filed in the Court of Chancery of the State of Delaware in the Delaware Litigation.

Pursuant to the terms of the Voting and Sale Agreement, the Crest Stockholders have agreed to deliver to Sprint or its designee all proxy cards received by the Crest Stockholders and the 13D Parties from the stockholders of Clearwire (other than the Crest Stockholders and the 13D Parties) relating to the Special Meeting, and such proxies shall be voted as indicated thereon, subject to revocation by the applicable Clearwire stockholder.

In addition, Sprint has agreed to reimburse the Crest Stockholders for documented costs and expenses incurred in connection with Crest’s proxy solicitation up to an amount equal to $2.5 million in the aggregate.

VOTING PROCEDURES

The following information supplements and, where applicable, replaces the corresponding questions and answers in the section “Voting Procedures” of the Proxy Statement, Supplement No. 1 and Supplement No. 2.

If you previously submitted a proxy on Crest’s GOLD proxy card, we urge you to read this section carefully, as it contains important information on how your shares will be voted in light of the withdrawal of Crest’s proxy solicitation and how you can change or revoke your proxy.

Q: Why did Crest file this Supplement No. 3?

A: Crest has withdrawn its solicitation of proxies in opposition of the Proposed Sprint-Clearwire Merger and now urges you to vote “FOR” the Clearwire Special Meeting Proposals.

Q: If I previously submitted a GOLD proxy card, how will my shares be voted?

A: If you previously submitted a valid proxy on Crest’s GOLD proxy card, your shares will be voted as you directed unless you change or revoke your proxy as described below.

Q: What if I previously submitted a GOLD proxy card without instructions?

A: If you submitted a signed GOLD proxy card without instructions, your shares will be voted against each of the Clearwire Special Meeting Proposals. If Clearwire stockholders holding shares of Clearwire Common Stock in street name do not provide voting instructions, their shares will not be voted and will therefore be considered broker “non-votes.”

Q: What if I previously submitted a GOLD proxy card and I want to revoke my proxy or change my voting instructions?

A: You have the right to revoke a proxy at any time before it is exercised by:

•

voting by submitting a proxy by telephone or Internet prior to the date and time of the Special Meeting pursuant to the procedures established by Clearwire and described in the Clearwire Proxy Statement; or

•	delivering a written revocation to the Corporate Secretary of Clearwire, which must be filed with the Corporate Secretary of Clearwire by the time the Special Meeting begins; or

•	attending the Special Meeting and giving Clearwire’s Inspector of Elections notice of your intent to vote your shares in person.

If your shares of Clearwire Common Stock are held in street name by your bank, broker or other nominee, please refer to the information forwarded by your bank, broker or other nominee for procedures on changing or revoking your proxy.

Please remember, your latest-dated proxy is the only one that counts. You do not need to contact Crest in order to revoke any previously granted proxy you may have given by submitting a GOLD proxy card; your submission of your vote via the procedures established by Clearwire and described in the Clearwire Proxy Statement is sufficient to revoke your GOLD proxy card.

OTHER INFORMATION

For further information concerning the Clearwire Special Meeting Proposals, we urge you to read the Clearwire Proxy Statement. Crest assumes no responsibility for the accuracy or completeness of any such information. The information concerning Clearwire and the Proposed Sprint-Clearwire Merger contained herein has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although Crest has no knowledge that would indicate that statements related to Clearwire or the Proposed Sprint-Clearwire Merger contained in the Proxy Statement and the Supplements, in reliance upon publicly available information, are inaccurate or incomplete, it has not had access to the full books and records of Clearwire, was not involved in the preparation of such information and statements and is not in a position to verify any such information or statements.